Exhibit 3.1

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CONCENTRIX CORPORATION

Concentrix Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is Concentrix Corporation.

SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 15, 2009 under the name Concentrix Global Holdings, Inc., and amended on February 12, 2020.

THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

FOURTH: The Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is Concentrix Corporation (the “Corporation”).

ARTICLE II

The registered agent and the address of the registered offices in the State of Delaware are:

THE CORPORATION TRUST COMPANY

Corporation Trust Center

1209 Orange Street

Dover, DE 19801

New Castle County

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE IV

A.    Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is [•],000,000, of which [•],000,000 shares shall be Common Stock, $0.0001 par value per share (the “Common Stock”), and of which [•],000,000 shares shall be Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate (this “Certificate”), the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

B.    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Unless the Board of Directors provides to the contrary in the resolution which fixes the designations, preferences and rights of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

C.    Common Stock.

1.    Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional, or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

2.    Voting Rights. Except as otherwise required by law or this Certificate, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. No holder of shares of Common Stock shall have the right to cumulative votes.

3.    Dividends. Subject to the preferential rights of the Preferred Stock and except as otherwise required by law or this Certificate, the holders of shares of Common Stock shall be entitled to receive, dividends when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

4.    Dissolution, Liquidation, or Winding Up. In the event of any dissolution, liquidation, or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, except as otherwise required by law or this Certificate, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. A merger, conversion, exchange, or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation.

5.    No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

6.    Consideration for Shares. The Common Stock authorized by this Certificate shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A.    Authority and Number of Directors. The Board of Directors is expressly authorized to adopt, amend, or repeal the bylaws of the Corporation (the “Bylaws”), without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office. The business and affairs of the Corporation shall be managed by a Board of Directors. The authorized number of directors of the Corporation shall be fixed in the manner provided in the Bylaws. Other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof, each director shall serve until his or her successor shall be duly elected and qualified or until his or her earlier resignation, removal from office, death, or incapacity.

B.    Vacancies; Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office until their successors are duly elected and qualified or until their earlier resignation, removal from office, death, or incapacity. No decrease in the number of directors constituting the

Board of Directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, or by this Certificate or the Bylaws, may exercise the powers of the full Board of Directors until the vacancy is filled.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A.    Elections of directors need not be by written ballot unless the Bylaws shall so provide.

B.    The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws may provide or as may be designated from time to time by the Board of Directors.

ARTICLE VII

A.    Power of Stockholder to Act by Written Consent. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting called and noticed in the manner required by the Bylaws and the DGCL. The stockholders may not in any circumstance take action by written consent.

B.    Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called for any purpose or purposes, unless otherwise prescribed by statute or by this Certificate, only at the request of the Chairman of the Board of Directors, the Chief Executive Officer, or the President of the Corporation, or by a resolution adopted by the affirmative vote of a majority of the Board of Directors. Any power of stockholders to call a special meeting of stockholders is specifically denied. Except as otherwise required by law or this Certificate, the Board of Directors may postpone, reschedule, or cancel any special meeting of stockholders.

C.    Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE VIII

A.    Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended (including, but not limited to Section 102(b)(7) of the DGCL), a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B.    Indemnification. Each person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise (including the heirs, executors, administrators, or estate of such person), shall be indemnified and advanced expenses by the Corporation, in accordance with the Bylaws, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate or the Bylaws, agreement, vote of stockholders, or disinterested directors or otherwise.

C.    Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE IX

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article IX or Articles V, VII and VIII; provided, however, unless the Certificate of Incorporation is approved by holders of at least a majority of the voting power of the shares of capital stock of the Corporation, after the 2026 Annual Meeting of the Corporation, this Article IX or Articles V, VII and VIII may be adopted, amended or replaced by the affirmative vote of a majority of the voting power of the shares of capital stock of the corporation.

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IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its Chief Executive Officer this [•] day of [•], 2020.

Concentrix Corporation

By:
Chris Caldwell, Chief Executive Officer